Exhibit 99.1

Seritage Growth Properties Reports Third Quarter 2019 Operating Results

– Signed new leases totaling $13.2 million of base rent at an average of $20 PSF for retail leases –

– Increased diversified, non-Sears base rent to 90% of total base rent, including signed leases –

– Ended the quarter with over $680 million of liquidity, including cash on hand and committed capital –

New York, NY – October 31, 2019 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 217 retail and mixed-use properties totaling approximately 34.4 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three and nine months ended September 30, 2019.

Summary Financial Results

For the three months ended September 30, 2019:

•	Net loss attributable to common shareholders of $12.1 million, or $0.33 per share
•	Total Net Operating Income (“Total NOI”) of $14.7 million
•	Funds from Operations (“FFO”) of ($2.4) million, or ($0.04) per share
•	Company FFO of ($7.8) million, or ($0.14) per share

For the nine months ended September 30, 2019:

•	Net loss attributable to common shareholders of $38.4 million, or $1.06 per share
•	Total NOI of $53.5 million
•	FFO of ($13.7) million, or ($0.25) per share
•	Company FFO of ($18.9) million, or ($0.34) per share

“We are pleased with our strong third quarter of leasing, development and transaction activity and our consistent execution as we unlock value for shareholders. We signed new leases totaling 878,000 square feet at a 3.8x re-leasing multiple, in line with the 4.1x multiple that we have achieved while leasing almost 10 million square feet since our formation.  This robust leasing activity has generated a diverse tenant roster of leading retailers and associated uses that derives 90% of its income, on a signed lease basis, from non-Sears tenants.  Our retail development program continues to target low double digit incremental yields on an unlevered basis and now totals 104 completed or commenced projects and approximately $1.7 billion of total investment,” said Benjamin Schall, President and Chief Executive Officer.  “We have also demonstrated our ability to harvest value from our portfolio through asset sales and joint ventures.  Over the last two years, we have executed transactions with an aggregate value of over $825 million, which have raised over $640 million of gross cash proceeds that we are reinvesting into our growing development pipeline.  Finally, we are pleased with the progress we have made on our portfolio of roughly three dozen premier and larger-scale development opportunities.  To date, we have selected multifamily development partners for over 3,000 apartment units – out of our prioritized opportunity set of 6,000-8,000 apartments – that we will integrate with retail and other uses to create vibrant, mixed-use environments.”

Operating Highlights

During the quarter ended September 30, 2019:

•

Signed new leases totaling 878,000 square feet (760,000 square feet at share) at an average base rent of $17.23 PSF ($17.43 PSF at share).  Since the Company’s inception in July 2015, the Company’s share of new leasing activity has totaled over 9.6 million square feet at an average rent of $17.41 PSF, including new retail leases totaling 8.7 million square feet at an average rent of $18.46 PSF.

•

Achieved an average re-leasing multiple of 3.8x for space currently or formerly occupied by Sears or Kmart, with new retail rents averaging $19.71 PSF compared to $5.12 PSF paid by Sears or Kmart.  Since inception, releasing multiples have averaged 4.1x, with new retail rents at $18.65 PSF compared to $4.60 PSF paid by Sears or Kmart.

•

Increased the Company’s share of annual base rent from diversified, non-Sears tenants to 89.8% of total annual base rent from 60.1% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.  Since inception, diversified, non-Sears rental income has increased by nearly 300% to $174.9 million, including all signed leases and net of dispositions.

•

Announced new redevelopment activity totaling approximately $35.1 million, including two new projects and the expansion of one previously announced project.  Total redevelopment activity year to date includes six new projects and three expansions totaling an aggregate of approximately $126 million, and the redevelopment program since inception totals 104 completed or commenced projects representing approximately $1.7 billion of estimated capital investment.

•

Sold five properties totaling 550,000 square feet for gross cash proceeds of $36.1 million.  Since inception, the Company has sold 37 properties totaling 3.8 million square feet for gross cash proceeds of $197.7 million.  Substantially all of these properties were located in smaller markets and a majority were vacant at the time of sale.

•	Signed contracts to sell an additional six assets for gross proceeds for $29.1 million. As of September 30, 2019, the Company had 10 assets under contract to sell for gross proceeds of $51.0 million.

Additionally, subsequent to the quarter end, the Company signed an agreement with Four Corners Property Trust for the disposition of 23 outparcel properties, totaling 155,000 square feet, for gross proceeds of $67.9 million.  The transaction is expected to close in multiple tranches in 2019 and 2020 and is subject to customary closing conditions, due diligence provisions and regulatory approvals.

Financial Results

Below is a summary of financial results for the three and nine months ended September 30, 2019 and September 30, 2018:

(in thousands except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income attributable to Seritage common shareholders	$(12,103)	$(23,441)	$(38,423)	$(22,337)
Net (loss) income per diluted share attributable to Seritage common shareholders	(0.33)	(0.66)	(1.06)	(0.63)

Total NOI	14,661	35,713	53,584	109,052

FFO	(2,389)	(433)	(13,734)	17,102
FFO per diluted share	(0.04)	(0.01)	(0.25)	0.31

Company FFO	(7,808)	(774)	(18,930)	20,184
Company FFO per diluted share	(0.14)	(0.01)	(0.34)	0.36

Total NOI

The decreases in Total NOI were driven primarily by (i) reduced rental income under the Company’s original master lease (the “Original Master Lease”) with Sears Holdings Corporation (“Sears Holdings”) as a result of previous recapture and termination activity at the Company’s properties and the rejection of the Original Master Lease during the three months ended March 31, 2019 and (ii) the rejection of the master leases between Sears Holdings and certain of the Company’s unconsolidated joint venture properties during the three months ended June 30, 2019.

Since inception, 27.1 million square feet of leased space, representing $116.9 million of annual base rent, has been taken offline through recapture and termination activity, or as a result of the rejection of the Original Master Lease and the master leases between Sears Holdings and certain unconsolidated joint venture properties. To date, the Company has signed new leases with diversified, non-Sears tenants for an aggregate annual base rent of $167.4 million across 9.6 million square feet of space. A majority of these newly signed leases are categorized as signed not yet opened (“SNO”) leases and are expected to begin paying rent throughout the next 18-24 months.

FFO and Company FFO

The decreases in FFO and Company FFO were driven primarily by the same business factors driving the decreases in Total NOI.

Portfolio Summary

Below is a summary of the Company’s portfolio as September 30, 2019:

	Wholly Owned	Unconsolidated
	Portfolio	Joint Ventures	Total
Properties	189	28	217

Malls	89	25	114
Strip centers and freestanding	100	3	103

GLA (at share) (000s)	29,587	2,407	31,994
% leased	55.6%	34.2%	54.0%

Unleased space as of September 30, 2019 included approximately 2.9 million square feet of remaining lease-up at announced redevelopment projects, and approximately 11.8 million square feet of pipeline opportunity at properties throughout the portfolio.

Leasing

New Activity

During the quarter ended September 30, 2019, the Company signed new leases totaling 878,000 square feet (760,000 square feet at share) at an average base rent of $17.23 PSF ($17.43 PSF at share).  On a same-space basis, new rents averaged 3.8x prior rents for space formerly occupied by Sears or Kmart, increasing to $19.71 PSF for new tenants compared to $5.12 PSF paid by Sears or Kmart across 596,000 square feet.

Below is a summary of the Company’s leasing activity, including its proportional share of unconsolidated joint ventures, for the three and nine months ended September 30, 2019 and since the Company’s inception in July 2015:

(in thousands, except PSF amounts)
					Since
	Q3 2019		2019 YTD		Inception
Leases	28		85		372
Square feet	760,000		1,728,000		9,613,000
Annual base rent ($000s)	$13,240		$36,222		$167,387
Annual base rent PSF (1)	$19.68		$22.20		$18.46
Re-leasing multiple (1)(2)	3.8	x	3.9	x	4.1	x

(1)	Excludes certain self storage, medical office, auto-related and ground leases.
(2)	Excludes densification square footage (e.g. new outparcel developments) and backfill of vacant space not previously occupied by Sears or Kmart.

Rental Income Composition

During the quarter ended September 30, 2019, the Company added $13.2 million of new diversified, non-Sears income and increased annual base rent attributable to diversified, non-Sears tenants to 89.8% of total annual base rent from 60.1% as of September 30, 2018, based on signed leases.

The table below provides a summary of all the Company’s signed leases as of September 30, 2019, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual Base	% of
Tenant	Leases	GLA	Leased GLA	Rent ("ABR")	Total ABR	ABR PSF
Sears/Kmart (1)	52	6,449	37.3%	$19,759	10.2%	$3.06
In-place diversified, non-Sears leases	273	6,285	36.4%	85,459	43.9%	13.60
SNO diversified, non-Sears leases	178	4,534	26.3%	89,443	45.9%	19.73
Sub-total diversified, non-Sears leases	451	10,819	62.7%	174,902	89.8%	16.17
Total	503	17,268	100.0%	$194,661	100.0%	$11.27

(1)

Includes 49 properties subject to a master lease (the “Holdco Master Lease”) between the Company and affiliates of Transform Holdco LLC (“Holdco”), an affiliate of ESL Investments, Inc., and three leases between the Company’s unconsolidated joint ventures and Holdco.

Development

Program Summary

During the quarter ended September 30, 2019, the Company commenced projects totaling approximately $35.1 million, including two new redevelopments and the expansion of one previously announced project.

Below is a summary of the Company’s announced development activity from inception through September 30, 2019, presented at 100% share and including certain assets that have been monetized through sale or joint venture:

(in millions)
				Total				Estimated
	Number	Project	Percentage	Estimated	Spent	Projected Annual Income (2)		Incremental
Project Status	of Projects	Square Feet	Leased	Project Costs (1)	To Date	Total	Incremental	Yield (3)
Complete	21	2.1	94%	$185 - 190	$178
Substantially Complete / Delivered to Tenant(s)	33	4.0	71%	495 - 515	358
Underway	21	2.5	62%	710 - 745	258
Announced	9	1.9	58%	170 - 185	18
Current Projects	84	10.5	70%	$1,560 - 1,635	$812	$208 - 216	$166 - 174	10.2 - 11.2%
Acquired	15			64
Sold	5			37
Total Projects	104			$1,661 - 1,736

(1)	Total estimated project costs include aggregate termination fees of approximately $81.0 million to recapture 100% of certain properties.
(2)	Projected annual income is based on assumptions for stabilized rents to be achieved at space under redevelopment. There can be no assurance that stabilized rent targets will be achieved
(3)	Projected incremental annual income divided by total estimated project costs.

Announced Development Projects

As of September 30, 2019, the Company had originated 89 redevelopment projects since the Company’s inception.  Excluding five projects that have been sold, these projects represent an estimated total investment of $1,560-1,635 million ($1,435-1,510 million at share), of which an estimated $750-825 million ($695-775 million at share) remains to be spent, and are expected to generate an incremental yield on cost of approximately 10.2-11.2%.

The tables below provide brief descriptions of each of the redevelopment projects originated on the Company’s platform since its inception, including certain assets that have been monetized through sale or joint venture:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and Escape Room	29,100	Complete
Merrillville, IN	Termination property; redevelop existing store for At Home and small shop retail	132,000	Complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Complete
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Complete
Rehoboth Beach, DE	Partial recapture; redevelop existing store for andThat! and PetSmart	56,700	Complete
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City, Blink Fitness and additional retail	144,400	Complete
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt, Tractor Supply and Planet Fitness	99,000	Complete
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Complete
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness, Capri and additional retail and restaurants	56,100	Complete
Westwood, TX	Termination property; site has been leased to Sonic Automotive for an auto dealership	213,600	Complete
Florissant, MO	Site densification; new outparcel for Chick-fil-A	5,000	Complete
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart, Ross Dress for Less and Five Below	92,500	Complete
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse, Ethan Allen and additional small shop retail	28,000	Substantially complete

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Substantially complete
New Iberia, LA	Termination property; redevelop existing store for Ross Dress for Less, Rouses Supermarkets, Hobby Lobby and small shop retail	93,100	Substantially complete
Hopkinsville, KY	Termination property; redevelop existing store for Bargain Hunt, Farmer's Furniture, Harbor Freight Tools and small shop retail	87,900	Substantially complete
Mt. Pleasant, PA	Termination property; redevelop existing store for Aldi, Big Lots and additional retail	86,300	Substantially complete
Layton, UT	Termination property; a portion of the space has been leased to Extra Space Storage; existing tenants include Vasa Fitness and small shop retail	172,100	Substantially complete
St. Clair Shores, MI	100% recapture; demolish existing store and develop site for new Kroger grocery store	107,200	Substantially complete
Houston, TX (Memorial City)	100% recapture; entered into ground lease with adjacent mall owner; potential to participate in future redevelopment	214,400	Substantially complete
North Little Rock, AR	Recapture and repurpose auto center space for LongHorn Steakhouse and small shop retail	17,300	Delivered to tenant(s)
Oklahoma City, OK	Site densification; new fitness center for Vasa Fitness	59,500	Delivered to tenant(s)
Greensboro, NC	Site densification; new outparcel for Mavis Tires	6,900	Q1 2020	Q4 2020
St. Petersburg, FL (freestanding)	100% recapture; redevelop existing store for At Home, Blink Fitness and additional small shop retail	188,800	Q2 2020	Q4 2020
Middletown, NJ	Termination property; redevelop site for new ShopRite grocery store and additional retail	191,100	Q1 2020	Q2 2021
Gainesville, FL	Termination property; repurpose existing store as office space for Florida Clinical Practice Association / University of Florida College of Medicine	139,100	Sold
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional retail	15,400	Sold
Hampton, VA	Site densification; new outparcel for Chick-fil-A	2,200	Sold

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Complete
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Gold's Gym, Sportsman's Warehouse, additional retail and restaurants	111,300	Complete
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Marshall's, Orangetheory Fitness, Outback Steakhouse, Core Life Eatery and additional small shop retail	133,400	Complete
Warwick, RI	Termination property (project expansion); redevelop existing store and detached auto center for At Home, BJ's Brewhouse, Raymour & Flanigan, additional retail and restaurants	190,700	Complete
Hialeah, FL (freestanding)	100% recapture; redevelop existing store for Bed, Bath & Beyond, Ross Dress for Less and dd's Discounts to join current tenant, Aldi	88,400	Complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Substantially complete
Paducah, KY	Termination property; redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	102,300	Substantially complete
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Substantially complete
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants (note: contributed to the Cockeysville JV in Q1 2019)	83,500	Substantially complete
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Substantially complete
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and Ross Dress for Less	79,800	Substantially complete
West Jordan, UT	Termination property (project expansion); redevelop existing store and attached auto center for At Home, Burlington Stores, Planet Fitness and small shop retail	190,300	Substantially complete
Austin, TX (Tech Ridge)	Partial recapture; redevelop existing store for AMC Theatres and restaurants (note: a portion of this property was contributed to the Tech Ridge JV in Q3 2019; this project reflects the retained, wholly-owned redevelopment)	53,900	Delivered to tenant(s)

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Salem, NH	Densify site with new theatre for Cinemark and recapture and repurpose auto center for restaurant space to join existing tenant Dick's Sporting Goods	71,200	Delivered to tenant(s)
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	Delivered to tenant(s)
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Blink Fitness, Round One, additional junior anchors, small shop retail and restaurants	103,900	Delivered to tenant(s)
Olean, NY	Termination property (project expansion); redevelop existing store for Marshall's, Ollie's Bargain Basement and additional retail	125,700	Delivered to tenant(s)
Las Vegas, NV	Partial recapture; redevelop existing store for Round One and additional retail	78,800	Delivered to tenant(s)
Roseville, MI	Termination property (project expansion); redevelop existing store for At Home, Hobby Lobby and additional retail	369,800	Delivered to tenant(s)
Warrenton, VA	Termination property; redevelop existing store for HomeGoods and additional retail	97,300	Delivered to tenant(s)
Yorktown Heights, NY	Partial recapture; redevelop existing store for 24 Hour Fitness and other retail uses	85,200	Underway	Q4 2019
Reno, NV	100% recapture; redevelop existing store and auto center for Round One and additional retail	169,800	Underway	Q4 2019
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	126,700	Underway	Q4 2019
Chicago, IL (Kedzie)	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts, Five Below, Blink Fitness and additional retail	123,300	Underway	Q4 2019
El Paso, TX	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts, Five Below and additional retail	114,700	Underway	Q4 2019
Pensacola, FL	Termination property; redevelop existing store for BJ's Wholesale, additional retail and restaurants	134,700	Underway	Q1 2020
Fresno, CA	Partial recapture, redevelop existing store and detached auto center for Ross Dress for Less, dd's Discounts and additional retail	78,300	Underway	Q1 2020
North Miami, FL	100% recapture; redevelop existing store for Burlington Stores, Michael's and Ross Dress for Less	124,300	Underway	Q2 2020
Manchester, NH	Termination property; redevelop existing store for Dick's Sporting Goods, Dave & Busters, additional retail and restaurants	117,700	Underway	Q3 2020
Victor, NY	Termination property, redevelop existing store for Dick's Sporting Goods and additional retail	140,500	Underway	Q3 2020
Merced, CA	Termination property; redevelop existing store for Burlington Stores, dd's Discounts, Five Below, Ulta Beauty and additional retail	92,600	Underway	Q1 2021
Chesapeake, VA	Termination property; redevelop existing store for Rosie's Gaming Emporium, additional entertainment and restaurants	185,900	Q2 2020	Q3 2021
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and additional junior anchors	62,200	Sold
Vancouver, WA	Partial recapture; redevelop existing store for Round One, Hobby Lobby and additional retail and restaurants	72,400	Sold
Saugus, MA	Partial recapture; redevelop existing store and detached auto center (temporarily on hold)	99,000	To be determined

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar and additional retail and restaurants	135,200	Complete
St. Petersburg, FL (Tyrone Square)	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, LongHorn Steakhouse, Verizon and additional small shop retail and restaurants	142,400	Complete
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Decor, LongHorn Steakhouse, Mission BBQ, Olive Garden and additional small shop retail and restaurants	139,200	Substantially complete
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for buybuyBaby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail (note: contributed to the West Hartford JV in Q2 2018)	147,600	Substantially complete
Watchung, NJ	100% recapture; demolish full-line store and detached auto center and construct new buildings for Cinemark, HomeSense, Sierra Trading Post, Ulta Beauty, Chick-fil-A, small shop retail and additional restaurants	126,700	Substantially complete
Wayne, NJ	Partial recapture (project expansion); redevelop existing store and detached auto center for Cinemark, Dave & Busters, Yardhouse and additional retail and restaurants (note: contributed to the GGP II JV in Q3 2017)	156,700	Delivered to tenant(s)
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	163,800	Delivered to tenant(s)
Greendale, WI	Termination property; redevelop existing store and attached auto center for Dick's Sporting Goods, Round One, TJ Maxx, additional retail and restaurants	223,800	Delivered to tenant(s)

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
El Cajon, CA	100% recapture; redevelop existing store and auto center for Ashley Furniture, Bob's Discount Furniture, Burlington Stores and additional retail and restaurants; a portion of the basement has been leased to Extra Space Storage	242,700	Delivered to tenant(s)
Anchorage, AK	100% recapture; redevelop existing store for Safeway, Guitar Center, Planet Fitness and additional retail to join current tenant, Nordstrom Rack	142,500	Delivered to tenant(s)
Aventura, FL	100% recapture; demolish existing store and construct new, multi-level open air retail destination featuring a leading collection of experiential shopping, dining and entertainment concepts alongside a treelined esplanade and activated plazas	216,600	Initial deliveries to tenants Q1 2020
San Diego, CA	100% recapture; redevelop existing store into two highly-visible, multi-level buildings with exterior facing retail space leased to Equinox Fitness and a premier mix of experiential shopping, dining, and entertainment concepts (note: contributed to UTC JV in Q2 2018)	206,000	Initial deliveries to tenants Q4 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space (note: contributed to the Mark 302 JV in Q1 2018)	96,500	Completing core building construction Q4 2019
East Northport, NY	Termination property; redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, additional junior anchors and small shop retail	179,700	Underway	Q4 2019
Tucson, AZ	100% recapture; redevelop existing store and auto center for Round One and additional retail	224,300	Underway	Q4 2019
Fairfield, CA	100% recapture (project expansion); redevelop existing store and auto center for Dave & Busters, AAA Auto Repair Center and additional retail	146,500	Underway	Q1 2020
Plantation, FL	100% recapture (project expansion); redevelop existing store and auto center for GameTime, Powerhouse Gym, additional retail and restaurants	184,400	Underway	Q1 2020
Roseville, CA	Termination property (project expansion): redevelop existing store and auto center for Cinemark, Round One, AAA Auto Repair Center, additional retail and restaurants	147,400	Underway	Q2 2020
San Antonio, TX	Termination property (project expansion); redevelop existing store for Bed Bath & Beyond, buybuyBaby, Tru Fit and additional retail to complement repurposed auto center occupied by Orvis, Jared's Jeweler and Shake Shack	215,900	Underway	Q2 2020
Ft. Wayne, IN	Termination property (project expansion); redevelop existing store for Dave & Buster's, HomeGoods and additional retail to complement new outparcels for BJ's Brewhouse, Chick-fil-A and Portillo's	96,400	Underway	Q4 2020
Hialeah, FL (Westland Mall)	100% recapture (project expansion); redevelop existing store and auto center for Paragon Theaters, Ulta Beauty, Five Below, Panera Bread and additional retail and restaurants	158,100	Q4 2019	Q2 2021
Asheville, NC	100% recapture; redevelop existing store and auto center for Alamo Drafthouse, restaurants and small shop retail	110,600	Q4 2019	Q2 2021
Orland Park, IL	100% recapture; redevelop existing store for AMC Theatres, 24 Hour Fitness, additional retail and restaurants	181,900	Q1 2020	Q2 2021
Canton, OH	100% recapture (project expansion); redevelop existing store for Dick's Sporting Goods, Dave & Busters and additional retail and restaurants	208,200	Q2 2020	Q1 2021

Premier Project Update

The Company has made significant progress advancing its underway premier projects: The Esplanade at Aventura in Aventura, FL; The Collection at UTC in La Jolla (San Diego), CA; and The Mark 302 in Santa Monica, CA.  Significant portions of the construction are complete at The Esplanade at Aventura and The Collection at UTC, and core building work at The Mark 302 will be completed by the end of 2019.

The Company has begun to turn over space to tenants at The Collection at UTC and expects to begin delivering space to tenants at The Esplanade at Aventura in Q1 2020.  At The Mark 302, signing a lease for the office space is the next milestone for the project.

Multifamily Development Update

The Company estimates that 6,000-8,000 multifamily units can be developed within its premier and larger-scale portfolio as it transforms these underutilized retail assets into integrated, mixed-use properties that provide a differentiated experience for future residents and tenants.

As of September 30, 2019, the Company had received entitlements for approximately 2,000 units at five sites and had filed for entitlements at an additional seven sites for up to 3,500 units.  The Company had also signed agreements or term sheets with experienced and well-capitalized multifamily partners at nine sites representing approximately 3,100 units, including both entitled and unentitled projects, and continues to engage with leading multifamily partners at other sites.

Liquidity

As of September 30, 2019, the Company had approximately $683 million of identified liquidity, including $232 million of cash on the balance sheet, the $400 million incremental funding facility under the Company’s senior secured term loan (subject to certain conditions) and assets under contract for sale for anticipated gross cash proceeds of $51 million (assets under contract for sale are subject to customary closing conditions and there can be no assurance that such transactions will be consummated).

Dividends

On October 23, 2019, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend will be paid on January 15, 2020 to holders of record on December 31, 2019.

On July 23, 2019, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend was paid on October 15, 2019 to holders of record on September 30, 2019.

As previously announced, the Company’s Board of Trustees does not currently expect to declare additional common dividends for the remainder of 2019, based on its assessment of the Company’s investment opportunities and its expectations of taxable income for the year.  The Board of Trustees will reevaluate this position at the end of 2019, if necessary, to ensure that the Company meets its distribution requirements as a REIT.  The Company’s Board of Trustees expects that cash dividends for the Company’s preferred shares will continue to be paid each quarter.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of NOI, Total NOI, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Original Master Lease and Holdco Master Lease with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings and Holdco space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring costs, that it does not believe are representative of ongoing operating results.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: our historical exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; Holdco’s termination and other rights under its master lease with us; competition in the real estate and retail industries; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in our filings with the Securities and Exchange Commission, including the risk factors relating to Sears Holdings and Holdco.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 189 wholly-owned properties and 28 joint venture properties totaling approximately 34.4 million square feet of space across 44 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from the successor to Sears Holdings for retenanting or redevelopment purposes.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

CONDENSED Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Investment in real estate
Land	$673,055	$696,792
Buildings and improvements	1,007,738	900,173
Accumulated depreciation	(136,423)	(137,947)
	1,544,370	1,459,018
Construction in progress	363,695	292,049
Net investment in real estate	1,908,065	1,751,067
Real estate held for sale	10,213	3,094
Investment in unconsolidated joint ventures	429,143	398,577
Cash and cash equivalents	232,320	532,857
Tenant and other receivables, net	57,186	36,926
Lease intangible assets, net	91,013	123,656
Prepaid expenses, deferred expenses and other assets, net	65,258	29,899
Total assets	$2,793,198	$2,876,076

LIABILITIES AND EQUITY
Liabilities
Term Loan Facility, net	$1,598,382	$1,598,053
Accounts payable, accrued expenses and other liabilities	115,607	127,565
Total liabilities	1,713,989	1,725,618

Commitments and contingencies

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 36,828,522 and 35,667,521 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	368	357
Class B common shares $0.01 par value; 5,000,000 shares authorized; 1,247,060 and 1,322,365 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	12	13
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018; liquidation preference of $70,000	28	28
Additional paid-in capital	1,145,854	1,124,504
Accumulated deficit	(392,837)	(344,132)
Total shareholders' equity	753,425	780,770
Non-controlling interests	325,784	369,688
Total equity	1,079,209	1,150,458
Total liabilities and equity	$2,793,198	$2,876,076

Seritage Growth Properties

CONDENSED Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUE
Rental revenue	$46,833	$56,478	$129,108	$158,611
Management and other fee income	795	115	2,891	1,029
Total revenue	47,628	56,593	131,999	159,640
EXPENSES
Property operating	11,462	6,348	31,001	20,122
Real estate taxes	9,164	12,199	29,515	32,797
Depreciation and amortization	21,593	49,830	68,003	134,048
General and administrative	8,130	8,338	26,186	24,808
Provision for doubtful accounts		87	—	257
Total expenses	50,349	76,802	154,705	212,032
Gain on sale of real estate, net	12,445	17,401	45,318	93,419
Equity in loss of unconsolidated joint ventures	(5,616)	(2,266)	(14,338)	(7,006)
Interest and other income	1,416	1,162	6,189	2,298
Interest expense	(22,046)	(30,723)	(67,641)	(65,004)
Change in fair value of interest rate cap	—	(16)	—	(23)
Loss before taxes	(16,522)	(34,651)	(53,178)	(28,708)
Provision for taxes	40	(93)	(83)	(437)
Net loss	(16,482)	(34,744)	(53,261)	(29,145)
Net loss attributable to non-controlling interests	5,604	12,528	18,513	10,486
Net loss attributable to Seritage	$(10,878)	$(22,216)	$(34,748)	$(18,659)
Preferred dividends	(1,225)	(1,225)	(3,675)	(3,678)
Net loss attributable to Seritage common shareholders	$(12,103)	$(23,441)	$(38,423)	$(22,337)

Net loss per share attributable to Seritage Class A and Class C common shareholders - Basic	$(0.33)	$(0.66)	$(1.06)	$(0.63)
Net loss per share attributable to Seritage Class A and Class C common shareholders - Diluted	$(0.33)	$(0.66)	$(1.06)	$(0.63)
Weighted average Class A and Class C common shares outstanding - Basic	36,829	35,598	36,268	35,535
Weighted average Class A and Class C common shares outstanding - Diluted	36,829	35,598	36,268	35,535

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
NOI and Total NOI	2019	2018	2019	2018
Net loss	$(16,482)	$(34,744)	$(53,261)	$(29,145)
Termination fee income	(5,525)	(6,988)	(5,525)	(7,162)
Management and other fee income	(795)	(115)	(2,891)	(1,029)
Depreciation and amortization	21,593	49,830	68,003	134,048
General and administrative expenses	8,130	8,338	26,186	24,808
Equity in loss of unconsolidated joint ventures	5,616	2,266	14,338	7,006
Gain on sale of real estate	(12,445)	(17,401)	(45,318)	(93,419)
Interest and other income	(1,416)	(1,162)	(6,189)	(2,298)
Interest expense	22,046	30,723	67,641	65,004
Change in fair value of interest rate cap	—	16	—	23
Provision for income taxes	(40)	93	83	437
NOI	$20,682	$30,856	$63,067	$98,273
NOI of unconsolidated joint ventures	1,086	4,337	8,245	14,102
Straight-line rent adjustment (1)	(6,759)	885	(15,662)	(2,289)
Above/below market rental income/expense (1)	(348)	(365)	(2,066)	(1,034)
Total NOI	$14,661	$35,713	$53,584	$109,052

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of September 30,
Annualized Total NOI	2019	2018
Total NOI (per above)	$14,661	$35,713
Period adjustments (1)	926	911
Adjusted Total NOI	15,587	36,624
Annualize	x 4	x 4
Adjusted Total NOI annualized	62,348	146,496
Plus: estimated annual Total NOI from SNO leases	86,760	63,600
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(1,598)	(4,958)
Annualized Total NOI	$147,510	$205,138

(1)	Includes adjustments to account for leases not in place for the full period.

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
FFO and Company FFO	2019	2018	2019	2018
Net loss	$(16,482)	$(34,744)	$(53,261)	$(29,145)
Real estate depreciation and amortization (consolidated properties)	21,011	49,266	66,386	132,364
Real estate depreciation and amortization (unconsolidated joint ventures)	6,752	3,671	22,134	10,980
Gain on sale of real estate	(12,445)	(17,401)	(45,318)	(93,419)
Dividends on preferred shares	(1,225)	(1,225)	(3,675)	(3,678)
FFO attributable to common shareholders and unitholders	$(2,389)	$(433)	$(13,734)	$17,102
Termination fee income	(5,525)	(6,988)	(5,525)	(7,162)
Change in fair value of interest rate cap	—	16	—	23
Amortization of deferred financing costs	106	6,631	329	10,221
Company FFO attributable to common shareholders and unitholders	$(7,808)	$(774)	$(18,930)	$20,184

FFO per diluted common share and unit	$(0.04)	$(0.01)	$(0.25)	$0.31
Company FFO per diluted common share and unit	$(0.14)	$(0.01)	$(0.34)	$0.36

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	36,829	35,598	36,268	35,535
Weighted average OP units outstanding	18,973	20,119	19,532	20,165
Weighted average common shares and units outstanding	55,802	55,717	55,800	55,700